EXHIBIT 10.4

ACAR LEASING LTD.,

as the Titling Trust,

GM FINANCIAL,

as Servicer,

APGO TRUST, as Settlor,

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Collateral Agent

and

[INDENTURE TRUSTEE],

as Indenture Trustee

20    -     SERVICING SUPPLEMENT

Dated as of             , 20

i

ii

20    -     SERVICING SUPPLEMENT, dated as of             , 20     (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “20    -     Servicing Supplement” or this “Agreement”), among ACAR Leasing Ltd., a Delaware statutory trust (the “Titling Trust”), AmeriCredit Financial Services, Inc. d/b/a GM Financial, a Delaware corporation (“GM Financial”), as servicer (in such capacity, the “Servicer”), APGO Trust (“APGO”), a Delaware statutory trust, as settlor of the Titling Trust (in such capacity, the “Settlor”), and Wells Fargo Bank, National Association (“Wells Fargo”), a national banking association, as collateral agent (in such capacity, the “Collateral Agent”) and [Indenture Trustee], a                     , as indenture trustee (the “Indenture Trustee”).

RECITALS

WHEREAS, pursuant to an Amended and Restated Trust Agreement, dated as of January 31, 2011 (the “Titling Trust Agreement”), between the Settlor and [Owner Trustee], as Owner Trustee, Administrative Trustee and Delaware Trustee, the Titling Trust was created to, among other things, take assignments and conveyances of and hold in trust various assets (the “Trust Assets”);

WHEREAS, the Titling Trust, the Servicer, the Settlor and the Collateral Agent, have entered into a Second Amended and Restated Servicing Agreement, dated as of May 23, 2013 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Basic Servicing Agreement”), which provides for, among other things, the servicing of the Trust Assets by the Servicer; and

WHEREAS, the parties hereto acknowledge that in connection with the execution of the 20    -     Exchange Note Supplement, dated as of             , 20     (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “20    -     Exchange Note Supplement”) to the Amended and Restated Credit and Security Agreement, dated as of May 23, 2013 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Credit and Security Agreement”), each among the Titling Trust, as borrower, GM Financial, as lender and Servicer, and Wells Fargo, as Administrative Agent and Collateral Agent, pursuant to which an Exchange Note (the “20    -     Exchange Note”) will be created, it is necessary and desirable to enter into a supplement to the Basic Servicing Agreement to provide for, among other things, the servicing of the Trust Assets allocated to the 20    -     Designated Pool.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS AND INTERPRETIVE PROVISIONS

SECTION 1.1. General Definitions. Capitalized terms used in this 20    -     Servicing Supplement that are not otherwise defined herein shall have the meanings assigned to them in Appendix 1 to the 20    -     Exchange Note Supplement or, if not defined therein, in Appendix A to the Credit and Security Agreement. The “Other Definitional Provisions” set forth in Section 1.2 of the Basic Servicing Agreement are incorporated by reference into this 20    -     Servicing Supplement.

ARTICLE II

SERVICING OF 20    -     DESIGNATED POOL

SECTION 2.1. Servicing of 20    -     Designated Pool. The parties hereto agree that the Servicer shall service, administer and make collections on the 20    -     Designated Pool in accordance with the terms and provisions of the Basic Servicing Agreement, as amended and supplemented by the terms and provisions of this 20    -     Servicing Supplement.

SECTION 2.2. Identification of 20    -     Lease Agreements and 20    -     Leased Vehicles; Securitization Value.

(a) On the Closing Date, the Servicer shall identify as 20    -     Exchange Note Assets the Lease Agreements and the Leased Vehicles relating to such Lease Agreements listed on the Schedule of 20    -     Lease Agreements and 20    -     Leased Vehicles attached as Schedule A to the 20    -     Exchange Note Supplement. The Servicer shall calculate the Securitization Value for each 20    -     Lease Agreement as of the [initial] Cutoff Date.

[(b) From time to time on any Payment Date during the [Revolving Period]/[Pre-Funding Period], the Servicer may identify as 20    -     Exchange Note Assets the Lease Agreements and the Leased Vehicles relating to such Lease Agreements listed on the Schedule of 20    -     Lease Agreements and 20    -     Leased Vehicles attached as Schedule A to an Addition Notice and cause those Lease Agreements and the related Leased Vehicles to be allocated to the 20    -     Designated Pool (each, an “Allocation”). The Servicer shall calculate the Securitization Value for each such Lease Agreement and the Leased Vehicle related thereto and the allocation of such Lease Agreements and Lease Vehicles to the 20    -     Designated Pool shall be conditioned upon delivery to the Servicer from the [Revolving Account]/[Pre-Funding Account] of an amount equal to the product of (i)     % times (ii) the aggregate Securitization Value for all such Lease Agreements and related Leased Vehicles (each, an “Allocation Price”). The Indenture Trustee is authorized to withdraw the related Allocation Price from the [Revolving Account]/[Pre-Funding Account] on the related Allocation Date and shall deliver such amounts to, or at the direction of, the Servicer.]

SECTION 2.3. Accounts.

(a) The Indenture Trustee shall establish and maintain, at all times during the term of the Indenture, a 20    -     Eligible Deposit Account in the name of and under the control of the Indenture Trustee for the benefit of the Noteholders (said account being called the “20    -     Exchange Note Collections Account” and being initially identified as “GM Financial 20    -     Exchange Note Collections Account”). Deposits to and withdrawals from the 20    -     Exchange Note Collections Account shall be made as set forth in the 20    -     Servicing Agreement, the 20    -     Exchange Note Supplement and the Indenture.

(b) The Indenture Trustee shall establish and maintain, at all times during the term of the Indenture, a 20    -     Eligible Deposit Account in the name of and under the control of the

Indenture Trustee for the benefit of the Noteholders (said account being called the “Indenture Collections Account” and being initially identified as “GM Financial 20    -     Indenture Collections Account”). Deposits to and withdrawals from the 20    -     Indenture Collections Account shall be made as set forth in the 20    -     Exchange Note Supplement and the Indenture.

(c) The Indenture Trustee shall establish and maintain, at all times during the term of the Indenture, a 20    -     Eligible Deposit Account in the name of and under the control of the Indenture Trustee for the benefit of the Noteholders (said account being called the “Note Payment Account” and being initially identified as “GM Financial 20    -     Note Payment Account”). Deposits to and withdrawals from the Note Payment Account shall be made as set forth in the Indenture and the Note Purchase Agreement.

(d) The Indenture Trustee shall establish and maintain, at all times during the term of the Indenture, a 20    -     Eligible Deposit Account in the name of and under control of the Indenture Trustee for the benefit of the Noteholders (said account being called the “Reserve Account” and being initially identified as “GM Financial 20    -     Reserve Account”).

(e) [Upon receipt by the Issuer of a Swap Termination Payment, the Indenture Trustee, on behalf of the Noteholders, shall establish and maintain a 20    -     Eligible Deposit Account (the “Swap Termination Account”), bearing a designation clearly indicating that funds deposited therein are held for the benefit of the Indenture Trustee on behalf of the Noteholders.]

(f) [The Indenture Trustee shall establish and maintain, at all times during the Revolving Period, a 20    -     Eligible Deposit Account in the name of and under control of the Indenture Trustee for the benefit of the Noteholders (said account being called the “Revolving Account” and being initially identified as “GM Financial 20    -     Revolving Account”.]

(g) [The Indenture Trustee shall establish and maintain, at all times during the Pre-Funding Period, a 20    -     Eligible Deposit Account in the name of and under control of the Indenture Trustee for the benefit of the Noteholders (said account being called the “Pre-Funding Account” and being initially identified as “GM Financial 20    -     Pre-Funding Account”.]

(h) All monies deposited from time to time in the Accounts pursuant to this 20    -     Servicing Supplement and the other Program Documents and the Accounts shall be held by the Indenture Trustee as part of the Indenture Collateral and shall be applied to the purposes herein and therein provided. If any Account shall cease to be an Eligible Deposit Account, the Indenture Trustee shall, as necessary, assist the Servicer in causing such Account to be moved to an institution at which it shall be an Eligible Deposit Account.

(i) If, at any time, any of the Accounts ceases to be a 20    -     Eligible Deposit Account, the Servicer shall within thirty (30) days (or such longer period as to which the Rating Agencies rating any securities backed by the related Exchange Note may consent) establish a new Account as a 20    -     Eligible Deposit Account and shall transfer any cash and/or any investments on deposit in or credited to such earlier existing Account into such new Account.

(j) The Indenture Trustee or other Person holding the Accounts shall be the “Securities Intermediary” with respect to the Accounts. If the Securities Intermediary in respect of the Accounts is not the Indenture Trustee, the Servicer shall obtain the express agreement of such Person to the obligations of the Securities Intermediary set forth in this Section 2.3[(g)]/[(h)]. The Securities Intermediary agrees that:

(i) Each of the Accounts is an account to which “financial assets” within the meaning of Section 8-102(a)(9) (“Financial Assets”) of the UCC in effect in the State of New York will be credited;

(ii) All securities or other property underlying any Financial Assets credited to any Account shall be registered in the name of the Securities Intermediary, endorsed to the Securities Intermediary or in blank or credited to another securities account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to an Account be registered in the name of the Issuer, payable to the order of the Issuer or specially endorsed to the Issuer;

(iii) All property delivered to the Securities Intermediary pursuant to the 20    -     Servicing Agreement and the Indenture will be promptly credited to the applicable Account;

(iv) Each item of property (whether investment property, security, instrument or cash) credited to an Account shall be treated as a Financial Asset;

(v) If at any time the Securities Intermediary shall receive any order from the Indenture Trustee directing transfer or redemption of any Financial Asset relating to an Account, the Securities Intermediary shall comply with such entitlement order without further consent by the Issuer or the Servicer;

(vi) Each Account shall be governed by the laws of the State of New York, regardless of any provision of any other agreement. For purposes of the UCC, New York shall be deemed to be the Securities Intermediary’s jurisdiction and the Accounts (as well as the “securities entitlements” (as defined in Section 8-102(a)(17) of the UCC) related thereto) shall be governed by the laws of the State of New York;

(vii) The Securities Intermediary has not entered into, and until termination of the Indenture, will not enter into, any agreement with any other Person relating to the Accounts and/or any Financial Assets credited thereto pursuant to which it has agreed to comply with entitlement orders (as defined in Section 8-102(a)(8) of the UCC) of such other Person and the Securities Intermediary has not entered into, and until the termination of the Indenture will not enter into, any agreement with the Issuer purporting to limit or condition the obligation of the Securities Intermediary to comply with entitlement orders as set forth in Section 2.4; and

(viii) Except for the claims and interest of the Indenture Trustee and the Issuer in the Accounts, the Securities Intermediary knows of no claim to, or interest in, the Accounts or in any Financial Asset credited thereto. If any other Person asserts any Lien, encumbrance, or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against the Accounts or in any Financial Asset carried therein, the Securities Intermediary will promptly notify the Indenture Trustee, the Noteholders and the Issuer thereof.

The Indenture Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Accounts and in all proceeds thereof, and shall be the only Person authorized to originate entitlement orders in respect of the Accounts.

(k) [The Collateral Agent acknowledges that, pursuant to the provisions of the Swap Agreement, the Swap Provider may be required to post collateral with the Collateral Agent to secure the Swap Provider’s obligations under the Swap Agreement. The Collateral Agent agrees to establish and maintain an Eligible Deposit Account (the “Swap Account”) to hold such collateral, at the direction of the Servicer or the Controlling Swap Party if the Swap Provider is required to post Collateral to secure the obligations under the Swap Agreement. The Collateral Agent further agrees to follow such written instructions relating to the administration of, and transfers from such account, as may be delivered by (i) the Servicer (with the consent of the Controlling Swap Party) or (ii) the Controlling Swap Party, in each case subject to and in accordance with the terms of the Swap Agreement.]

(l) [To the extent that (i) the funds available in the Swap Termination Account exceed the costs of entering into a Replacement Swap Agreement, or (ii) the Issuer determines not to replace the Swap Agreement and the Rating Agency Condition is met with respect to such determination, the amounts in the Swap Termination Account (other than funds used to pay the costs of entering into a Replacement Swap Agreement, if applicable) shall be included in Available Funds and allocated in accordance with the priorities set forth in Section 8.3(a) of the Indenture on the following Distribution Date. In any other situation, amounts on deposit in the Swap Termination Account at any time shall be invested pursuant to Section 2.4(a) and on each Distribution Date after the creation of a Swap Termination Account, the funds therein shall be used to cover any shortfalls in the amounts payable under clauses (    ) through (    ) of Section 8.3(a) of the Indenture, provided that in no event will the amount withdrawn from the Swap Termination Account on such Distribution Date exceed the amount of net swap payments that would have been required to be paid on such Distribution Date under the terminated Swap Agreement had there been no termination of such transaction. Any amounts remaining in the Swap Termination Account after payment in full of the Class A-2-B Notes shall be included in Available Funds and allocated in accordance with the order of priority specified in Section 8.3(a) of the Indenture on the following Distribution Date.]

SECTION 2.4. General Provisions Regarding Accounts.

(a) So long as no Event of Default shall have occurred and be continuing, all or a portion of the funds in the 20    -     Exchange Note Collections Account, the Indenture Collections Account, the Note Payment Account [, the Swap Termination Account] [, the Pre-Funding Account] [, the Revolving Account] and the Reserve Account shall be invested at the direction of the Servicer in Permitted Investments that mature no later than the Business Day prior to the next Payment Date in the Collection Period following the Collection Period during which the investment is made. All income or other gain from investments of monies deposited in the 20    -     Exchange Note Collections Account, the Indenture Collections Account and the Reserve Account during a Collection Period shall be deposited into the 20    -     Exchange Note Collections Account, the Indenture Collections Account or the Reserve Account, as applicable, on the related Payment Date, and any loss resulting from such investments shall be charged to 20    -     Exchange Note Collections Account, the Indenture Collections Account or the Reserve

Account, as applicable. The Titling Trust will be the tax owner of the 20    -     Exchange Note Collections Account and all investment earnings on the 20    -     Exchange Note Collections Account will be taxable to the Titling Trust. The Issuer or, if there is a single Issuer Trust Certificateholder, such Issuer Trust Certificateholder will be the tax owner of the Indenture Collections Account and all investment earnings on the Indenture Collections Account will be taxable to the Issuer or such Issuer Trust Certificateholder, as the case may be. The Issuer or, if there is a single Issuer Trust Certificateholder, such Issuer Trust Certificateholder will be the tax owner of the Reserve Account and all investment earnings on the Reserve Account will be taxable to the Issuer or such Issuer Trust Certificateholder, as the case may be.

The Indenture Trustee will not be directed to make any investment of any funds or to sell any Permitted Investment held in the 20    -     Exchange Note Collections Account, the Indenture Collections Account and the Reserve Account unless the security interest Granted and perfected in the 20    -     Exchange Note Collections Account, the Indenture Collections Account and the Reserve Account will continue to be perfected in such Permitted Investment or the proceeds of such sale, in either case without any further action by any Person. Except as directed by the Note Purchaser after the occurrence and during the continuance of an Event of Default, no such Permitted Investment shall be sold prior to maturity.

(b) If (i) the Servicer shall have failed to give investment directions for funds on deposit in the 20    -     Exchange Note Collections Account, the Indenture Collections Account and the Reserve Account to the Indenture Trustee by 12:00 noon, New York City time (or such other time as may be agreed by the Indenture Trustee), on any Business Day, (ii) an Event of Default shall have occurred and be continuing but the Notes shall not have been declared due and payable pursuant to Section 5.2 of the Indenture, or (iii) if the Notes shall have been declared due and payable following an Event of Default but amounts collected or receivable from the Issuer Trust Estate are being applied as if there had not been such a declaration, then the Indenture Trustee shall hold funds on deposit in the 20    -     Exchange Note Collections Account, the Indenture Collections Account and the Reserve Account uninvested.

(c) Subject to Section 6.1(c) of the Indenture, the Indenture Trustee shall not in any way be held liable by reason of any insufficiency in the 20    -     Exchange Note Collections Account, the Indenture Collections Account and the Reserve Account resulting from any loss on any Permitted Investment included therein except for losses attributable to the Indenture Trustee as obligor as a result of the Indenture Trustee’s failure to make payments on such Permitted Investments issued by the Indenture Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

(d) [Net payments received from the Swap Provider, if any, shall be deposited by the Collateral Agent in the Collection Account.]

SECTION 2.5. Reallocation and Repurchase of 20    -     Lease Agreements and 20    -     Leased Vehicles; Purchase of Matured Vehicles.

(a) In the event the Servicer (i) grants an extension with respect to any 20    -     Lease Agreement that is inconsistent with the Customary Servicing Practices or that extends the term of such 20    -     Lease Agreement past the Exchange Note Final Scheduled Payment Date, (ii)

modifies any 20    -     Lease Agreement to change the related Contract Residual Value or Monthly Payment, or (iii) is notified the Titling Trust no longer owns any 20    -     Leased Vehicle, except to the extent that any such modification listed in clauses (i) and (ii) of this subsection 2.5(a) is required by law or court order, the Servicer shall, on the Deposit Date related to the Collection Period in which such extension was granted, modification was made or notice was received, as applicable, cause the reallocation of the affected 20    -     Lease Agreement and the related 20    -     Leased Vehicle to the Lending Facility Pool by depositing to the 20    -     Exchange Note Collections Account an amount equal to the Repurchase Payment with respect to such 20    -     Lease Agreement and the related 20    -     Leased Vehicle.

(b) Upon discovery by the Servicer, the Owner Trustee, the Indenture Trustee, any Noteholder or the Depositor that any representation or warranty contained in Section 2.12(c) was incorrect in respect of any 20    -     Lease Agreement or the related 20    -     Leased Vehicle as of the [related] Cutoff Date or the 20    -     Closing Date, as applicable, in a manner that materially adversely affects the interest of the Noteholders in such 20    -     Lease Agreement or such 20    -     Leased Vehicle, the entity discovering such incorrectness (if other than the Servicer) shall give prompt written notice to the Servicer requesting that the Servicer reallocate the affected 20    -     Lease Agreement and the related 20    -     Leased Vehicle to the Lending Facility Pool; provided, that if the Noteholder providing such notice is not a Noteholder of record, such Noteholder must provide the Servicer with a written certification stating that it is a beneficial owner of a Note, together with supporting documentation supporting that statement (which may include, but is not limited to, a trade confirmation, an account statement or a letter from a broker or dealer verifying ownership) together with such notice. If Noteholders representing [five] percent or more of the Outstanding Amount of the [most senior class of] Notes inform the Indenture Trustee, by notice in writing, of any breach of the Seller’s representations and warranties made pursuant to Section 2.12(c), the Indenture Trustee shall inform the Servicer in the manner specified in the preceding sentence on behalf of such Noteholders. By no later than the end of the Collection Period including the date that is two (2) months after the date on which the Servicer discovers or is notified of such incorrectness, the Servicer shall cure in all material respects the circumstance or condition with respect to which the representation or warranty was incorrect as of the [related] Cutoff Date or the 20    -     Closing Date, as applicable. If the Servicer does not cure such circumstance or condition by such date, then the Servicer shall cause the reallocation of the affected 20    -     Lease Agreement and the related 20    -     Leased Vehicle to the Lending Facility Pool by depositing to the 20    -     Exchange Note Collections Account on the Deposit Date relating to the next succeeding Payment Date an amount equal to the Repurchase Payment with respect to such 20    -     Lease Agreement and the related 20    -     Leased Vehicle. The Indenture Trustee will (i) notify the Servicer, GM Financial and the Depositor, as soon as practicable and in any event within five (5) Business Days and in the manner set forth for providing notices hereunder, of all demands or requests communicated (in writing or orally) to the Trustee for the reallocation of any 20    -     Lease Agreement and the related 20    -     Leased Vehicle pursuant to this clause (b), (ii) promptly upon request by the Servicer, GM Financial or the Depositor, provide to them any other information reasonably requested to facilitate compliance by them with Rule 15Ga-1 under the Exchange Act and Items 1104(e) and 1121(c) of Regulation AB, and (iii) if requested by the Servicer, GM Financial or the Depositor, provide a written certification no later than fifteen (15) days following any calendar quarter or calendar year that the Trustee has not received any reallocation demands for such period, or if reallocation demands have been received during such period, that the Trustee has provided all the information reasonably requested under clause (ii) above with respect to such demands. In no event will the Trustee or the Issuer have any responsibility or liability in connection with any filing required to be made by a securitizer under the Exchange Act or Regulation AB.

(c) Notwithstanding the provisions of Section 2.6(b) of the Basic Servicing Agreement, if the Servicer discovers a breach, or is provided with any notice of a breach

pursuant to such section, regarding a Lease Agreement or Leased Vehicle that is a 20    -     Lease Agreement or 20    -     Leased Vehicle on the date that such breach is discovered or such notice is provided, the Servicer shall be obligated to take the actions described in such Section 2.6(b) by no later than the Payment Date following the Collection Period in which the related breach is discovered or the related notice is provided (rather than by the Payment Date following the Collection Period that ends at least thirty (30) days after the Servicer discovers or is notified of such breach).

(d) The Servicer shall provide written notice to the Indenture Trustee and the Noteholders of each reallocation to the Lending Facility Pool of a 20    -     Lease Agreement and the related 20    -     Leased Vehicle pursuant to Section 2.5(a) or (b) that was made during a Collection Period in the Servicer Report that is delivered for such Collection Period.

(e) The Servicer may purchase any 20    -     Leased Vehicle that becomes a Matured Vehicle pursuant to Section 2.6(f) of the Basic Servicing Agreement for a purchase price equal to the Contract Residual Value of the related 20    -     Lease Agreement.

(f) The obligation of the Servicer under this Section 2.5 shall survive any termination of the Servicer hereunder.

(g) For so long as the Notes are Outstanding, the Servicer will not be permitted to reallocate any 20    -     Lease Agreements and related 20    -     Leased Vehicles from the 20    -     Designated Pool to the Lending Facility Pool except in accordance with the terms of this Section 2.5 and Section 3.1 of the 20    -     Exchange Note Supplement.

(h) If a Lessee changes its domicile and such change would reasonably be expected to result in the Titling Trust doing business in a jurisdiction in which it is not licensed and authorized to conduct business in the manner contemplated by the Program Documents, then on the Payment Date related to the Collection Period that ends at least thirty (30) days after the Servicer discovers or is notified of such change, the Servicer shall purchase such 20    -     Lease Agreement and the related 20    -     Leased Vehicle by either (i) depositing to the Indenture Collections Account an amount equal to the Repurchase Payment, or (ii) appropriately segregating and designating an amount equal to the Repurchase Payment on its records, pending application thereof pursuant to 20    -     Servicing Agreement.

SECTION 2.6. 20    -     Designated Pool Collections.

(a) The Servicer shall, with respect to all 20    -     Designated Pool Collections, from time to time determine the amount of such 20    -     Designated Pool Collections and during each Collection Period shall deposit all such 20    -     Designated Pool Collections in the 20    -     Exchange Note Collections Account when required pursuant to clause (b).

(b) Notwithstanding Section 2.7(b) of the Basic Servicing Agreement, the Servicer shall remit, or shall cause its agent to remit, all 20    -     Designated Pool Collections to the 20    -     Exchange Note Collections Account by the close of business on the second (2nd) Business Day after receipt thereof or, in the case of any 20    -     Designated Pool Collections received by the Servicer or such agent for which the Servicer or such agent, as applicable, does not have all Payment Information by the close of business on such second (2nd) Business Day, by the close of

business on the day on which all such Payment Information is received. Pending deposit into the 20    -     Exchange Note Collections Account, 20    -     Designated Pool Collections may be employed by the Servicer at its own risk and for its own benefit and need not be segregated from its own funds.

SECTION 2.7. Servicing Compensation; Expenses. As compensation for the performance of its obligations under the 20    -     Servicing Agreement, on each Payment Date the Servicer shall be entitled to receive a fee for its performance during the immediately preceding Collection Period or, with respect to the first Payment Date, the period from and including the [initial] 20    -     Cutoff Date to and including             , 20     (the “Designated Pool Servicing Fee”) in accordance with Article V of the 20    -     Exchange Note Supplement in an amount equal the sum of (x) to the product of (i) one-twelfth (1/12th) (or, with respect to the first Payment Date,     /360), times (ii) the Servicing Fee Rate, times (iii) the Aggregate Securitization Value as of the opening of business on the first day of such Collection Period, plus (y) any Administrative Charges collected on the 20    -     Lease Agreements and 20    -     Leased Vehicles and any other expenses reimbursable to the Servicer.

SECTION 2.8. Third Party Claims. In addition to the requirements set forth in Section 2.14 of the Basic Servicing Agreement, upon learning of a Claim or Lien of whatever kind of a third party that would be likely to have a material adverse effect on the interests of the Depositor or the Issuer with respect to the 20    -     Exchange Note Assets, the Servicer shall immediately notify the Depositor, the Indenture Trustee and the Noteholders of any such Claim or Lien.

SECTION 2.9. Reporting by the Servicer; Delivery of Certain Documentation; Inspection.

(a) On each Determination Date, prior to 12:00 p.m. (Central time), the Issuer shall cause the Servicer to deliver to the Indenture Trustee, [the Swap Provider,] the Titling Trust and the Collateral Agent, a Servicer Report with respect to the next Payment Date and the related Collection Period. The Issuer shall also cause the Servicer to deliver a Servicer Report to each Rating Agency on the same date the Servicer’s Report is publicly available (provided that if the Servicer’s Report is not made publicly available, the Servicer will deliver it to each Rating Agency, no later than the twenty-second (22nd) of each month (or if not a Business Day, the next succeeding Business Day)). Notwithstanding Section 3.2(a) of the Basic Servicing Agreement, the Servicer shall deliver such Servicer Reports in accordance with this Section 2.9 until the date on which the Notes are no longer Outstanding.

(b) In addition to the report with respect to the 20    -     Exchange Note which the Servicer is obligated to deliver pursuant to Section 3.1(c) of the Basic Servicing Agreement, the Servicer shall deliver to the Depositor, the Indenture Trustee and the Titling Trust, on or before March 31 (or ninety (90) days after the end of the Servicer’s fiscal year, if other than December 31) of each year, beginning             , 20    , an Officer’s Certificate, dated as of March 31 (or other applicable date) of such year, stating that (i) a review of the activities of the Servicer during the preceding twelve (12) month period (or such other period in the case of the first such report) as shall have elapsed from the Closing Date to the date of the first such Officer’s Certificate and of its performance under the 20    -     Servicing Agreement has been made under such officer’s

supervision, and (ii) to such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under the 20    -     Servicing Agreement throughout such period, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(c) The Servicer will deliver to the Issuer, on or before March 31 of each year, beginning on March 31, 20    , a report regarding the Servicer’s assessment of compliance with certain minimum servicing criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(d) To the extent required by Regulation AB, the Servicer will cause any affiliated servicer or any other party deemed to be participating in the servicing function pursuant to Item 1122 of Regulation AB to provide to the Issuer, on or before March 31 of each year, beginning on March 31, 20    , a report regarding such party’s assessment of compliance with certain minimum servicing criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB.

(e) Each of Wells Fargo Bank, National Association acknowledges, in its capacity as Collateral Agent under this 20    -     Servicing Supplement and [Indenture Trustee], in its capacity as Indenture Trustee under the Program Documents, acknowledges that to the extent it is deemed to be participating in the servicing function pursuant to Item 1122 of Regulation AB, it will take any action reasonably requested by the Servicer to ensure compliance with the requirements of Section 2.9(d) and Section 2.10(b) hereof and with Item 1122 of Regulation AB. Such required documentation will be delivered to the Servicer by March 15 of each calendar year.

(f) The Servicer shall deliver copies of all reports, notices and certificates delivered by it pursuant to the 20    -     Servicing Agreement to the Depositor, the Indenture Trustee and the Titling Trust on the date or dates due, including any notice of material failure given pursuant to Section 2.2(a) of the Basic Servicing Agreement and the Officer’s Certificate relating to the 20    -     Exchange Note delivered by it pursuant to Section 2.9(c) of this 20    -     Servicing Supplement.

SECTION 2.10. Reports.

(a) The Servicer shall cause the cause a firm of nationally recognized independent certified public accountants (the “Independent Accountants”), who may also render other services to the Servicer or its Affiliates, to deliver to the Indenture Trustee, the Owner Trustee and the Collateral Agent, on or before March 31 (or 90 days after the end of the Issuer’s fiscal year, if other than December 31) of each year, beginning in March 31, 20    , a report with respect to the preceding calendar year, addressed to the board of directors of the Servicer, providing its attestation report on the servicing assessment delivered pursuant to Section 2.9(c), including disclosure of any material instance of non-compliance, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(b) Each party required to deliver an assessment of compliance described in Section 2.9(d) shall cause Independent Accountants, who may also render other services to such party or its Affiliates, to deliver to the Indenture Trustee, the Owner Trustee, the Collateral Agent and the Servicer, on or before March 31 (or 90 days after the end of the Issuer’s fiscal year, if other than December 31) of each year, beginning in March 31, 20    , a report with respect to the preceding calendar year, addressed to the board of directors of such party, providing its attestation report on the servicing assessment delivered pursuant to Section 2.9(d), including disclosure of any material instance of non-compliance, as required by Rule 13a-18 and 15d-18 of the Exchange Act and Item 1122(b) of Regulation AB. Such attestation will be in accordance with Rules 1-02(a)(3) and 2-02(g) of Regulation S-X under the Securities Act and the Exchange Act.

(c) The Servicer shall cause the Independent Accountants to deliver to the Depositor, the Indenture Trustee, the Issuer and the Titling Trust, on or before April 30 (or one-hundred and twenty (120) days after the end of the Servicer’s fiscal year, if other than December 31) of each year, beginning on April 30, 20     with respect to the twelve (12) months ended the immediately preceding December 31 (or other applicable date) (or such other period as shall have elapsed from the 20    -     Closing Date to the date of such certificate (which period shall not be less than six (6) months)), a statement (the “Accountants’ Report”) addressed to the Board of Directors of the Servicer, to the effect that such firm has audited the books and records of GM Financial, in which the Servicer is included as a consolidated subsidiary, and issued its report thereon in connection with the audit report on the consolidated financial statements of GM Financial and that (i) such audit was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances, and (ii) the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

SECTION 2.11. Servicer Defaults; Termination of the Servicer.

(a) Each of the following acts or occurrences constitutes a “Servicer Default” under the 20    -     Servicing Agreement with respect to the 20    -     Exchange Note:

(i) any failure by the Servicer to deposit in the 20    -     Exchange Note Collections Account any required payment, any failure by the Servicer to make or cause the Titling Trust to make any required payments from the 20    -     Exchange Note Collections Account on account of the 20    -     Exchange Note or any failure of the Servicer to make any required payment under any other Program Document, which failure continues unremedied for a period of five (5) Business Days after the earlier of the date on which (1) notice of such failure is given to the Servicer by the Indenture Trustee, or (2) an Authorized Officer of the Servicer has actual knowledge of such failure;

(ii) any failure by the Servicer duly to observe or to perform any covenants or agreements of the Servicer set forth in the 20    -     Servicing Agreement or any other Program Document (other than a covenant or agreement a default in the observance or performance of which is elsewhere in this Section specifically dealt with), which failure shall materially and adversely affects the interests of the 20    -     Secured Parties and shall continue unremedied for a period of sixty (60) days after written notice of such failure is received by the Servicer from the Indenture Trustee or after discovery of such failure by the Servicer;

(iii) any representation or warranty made or deemed made by the Servicer in the 20    -     Servicing Agreement or in any other Program Document or which is contained in any certificate, document or financial or other statement furnished at any time under or in connection herewith or therewith shall prove to have been incorrect, and such incorrectness has a material adverse effect on the interests of the 20    -     Secured Parties or the Issuer which failure, if capable of being cured, has not been cured for a period of sixty (60) days after written notice of such breach is received by the Servicer from the Indenture Trustee or after discovery of such breach by the Servicer; or

(iv) an Insolvency Event occurs with respect to the Servicer.

(b) Promptly after having obtained knowledge of any Servicer Default, but in no event later than two (2) Business Days thereafter, the Servicer shall deliver to the Indenture Trustee and the Noteholders, written notice thereof in an Officer’s Certificate, accompanied in each case by a description of the nature of the default and the efforts of the Servicer to remedy the same.

(c) In addition to the provisions of Section 4.1(d) of the Basic Servicing Agreement, if a Servicer Default shall have occurred and be continuing with respect to the 20    -     Exchange Note, the Titling Trust shall, acting at the written direction of the Majority Noteholders, or, if there are no Notes Outstanding, the Titling Trust, acting at the direction of Issuer Trust Certificateholder, by notice given to the Servicer, terminate the rights and obligations of the Servicer under the 20    -     Servicing Agreement in accordance with such Section and the Indenture Trustee, acting at the written direction of the Majority Noteholders, shall appoint a Successor Servicer to fulfill the obligations of the Servicer hereunder in respect of the 20    -     Lease Agreements and 20    -     Leased Vehicles. Any such Person shall accept its appointment by a written assumption in a form acceptable to the Indenture Trustee. In the event the Servicer is removed as servicer of the 20    -     Exchange Note Assets, (i) the Servicer shall deliver or cause to be delivered to or at the direction of the Successor Servicer all Lease Documents with respect to the 20    -     Lease Agreements and the 20    -     Leased Vehicles that are then in the possession of the Servicer, (ii) the Servicer shall deliver or cause to be delivered to or at the direction of the Successor Servicer all Security Deposits held by the Servicer with respect to the 20    -     Exchange Note Assets, and (iii) the Servicer shall deliver to the Successor Servicer all servicing records directly maintained by the Servicer, containing as of the close of business on the date of demand all of the data maintained by the Servicer, in computer format in connection with servicing the 20    -     Exchange Note Assets. If no Person has accepted its appointment as Successor Servicer when the predecessor Servicer ceases to act as Servicer in accordance with this Section 2.11, the Indenture Trustee, will, without further action, be automatically appointed the Successor Servicer. Notwithstanding the above, if the Indenture Trustee is unwilling or legally unable to act as Successor Servicer, it may appoint, or petition a court of competent jurisdiction to appoint, an institution whose business includes the servicing of lease agreements and the related lease assets, as Successor Servicer. The Indenture Trustee will be released from its duties and obligations as Successor Servicer on the date that a new servicer agrees to appointment as Successor Servicer hereunder. Any Successor Servicer shall be entitled to such

compensation as the Servicer would have been entitled to under this 20    -     Servicing Supplement if the Servicer had not resigned or been terminated hereunder or such additional compensation as the Majority Noteholders and such Successor Servicer may agree on.

(d) Notwithstanding the provisions of Section 4.1(f) of the Basic Servicing Agreement, with respect to any Servicer Default related to the 20    -     Exchange Note Assets, only the Indenture Trustee, acting at the written direction of the Majority Noteholders, or, if there are no Notes Outstanding, the Titling Trust, acting at the direction of the Issuer Trust Certificateholder, may waive any default of the Servicer in the performance of its obligations under the 20    -     Servicing Agreement and its consequences with respect to the 20    -     Exchange Note and, upon any such waiver, such default shall cease to exist and any Servicer Default arising therefrom shall be deemed to have been remedied for every purpose of the 20    -     Exchange Note Servicing Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto.

SECTION 2.12. Representations and Warranties. The Servicer makes the following representations and warranties to the Depositor, the Indenture Trustee and the Noteholders as of the 20    -     Closing Date:

(a) The representations and warranties contained in Section 2.6(a) of the Basic Servicing Agreement as to each 20    -     Lease Agreement and the related 20    -     Leased Vehicle were true and correct as of the [related] 20    -     Cutoff Date with respect to such 20    -     Lease Agreements;

(b) The representations and warranties set forth in Section 5.1 of the Basic Servicing Agreement are true and correct as of the date hereof;

(c) Each 20    -     Lease Agreement and 20    -     Leased Vehicle individually satisfies the respective criteria on Exhibit X to Appendix 1 to the 20    -     Exchange Note Supplement;

(d) Each 20    -     Lease Agreement and 20    -     Leased Vehicle is an Eligible Collateral Asset as of the date hereof;

(e) All information heretofore furnished by the Servicer or any of its Affiliates to the Indenture Trustee or the Owner Trustee for purposes of or in connection with the 20    -     Servicing Agreement or any of the other Program Documents or any transaction contemplated hereby or thereby is, and all information hereafter furnished by the Servicer or any of its Affiliates to the Indenture Trustee, the Owner Trustee or any of the Noteholders will be, (i) true and accurate in every material respect on the date such information is stated or certified, and (ii) does not and will not contain any material misstatement of fact or omit to state a material fact or any fact necessary to make the statements contained therein misleading, in the case of each of (i) and (ii) when taken together with all other information provided on or prior to the date hereof; and

(f) No Servicer Default or event which with the giving of notice or lapse of time, or both, would become a Servicer Default has occurred and is continuing as of the 20    -     Closing Date.

(g) With respect to any 20    -     Lease Agreement that constitutes “electronic chattel paper” under the UCC, the Servicer, as initial custodian of the Lease Documents relating to the 20    -     Designated Pool, maintains control of a single electronically authenticated authoritative copy of the related 20    -     Lease Agreement.

SECTION 2.13. Custody of Lease Documents.

(a) Pursuant to Section 2.3 of the Basic Servicing Agreement, the Servicer, either directly or through an agent, will act as initial custodian of the Lease Documents relating to the 20    -     Designated Pool, as agent and bailee for the benefit of the Issuer and the Indenture Trustee. All Lease Documents relating to the 20    -     Designated Pool shall be identified and maintained in such a manner so as to permit retrieval and access. If a Successor Servicer has been appointed hereunder, the Servicer shall promptly deliver all such Lease Documents to the Successor Servicer. If the Servicer is terminated under the 20    -     Servicing Agreement upon the occurrence of a Servicer Default, the costs associated with transferring all such Lease Documents shall be paid by the Servicer.

(b) With respect to any 20    -     Lease Agreement that constitutes “electronic chattel paper” under the UCC, the Servicer, as initial custodian of the Lease Documents relating to the 20    -     Designated Pool, shall at all times maintain control of a single electronically authenticated authoritative copy of the related 20    -     Lease Agreement.

(c) In accordance with Section 2.10(h)(ii) of the Indenture and with respect to any Indenture Collateral that constitutes an instrument or tangible chattel paper, the Servicer, as initial custodian of the Lease Documents relating to the 20    -     Designated Pool, acknowledges that it is holding such instruments or tangible chattel paper solely on behalf and for the benefit of the Indenture Trustee.

SECTION 2.14. Reserve Account.

(a) On the 20    -     Closing Date, GMF Leasing LLC shall deposit the Specified Reserve Balance into the Reserve Account. Amounts held from time to time in the Reserve Account shall be held by the Indenture Trustee for the benefit of the Noteholders.

(b) On each Payment Date (i) if the amount on deposit in the Reserve Account (without taking into account any amount on deposit in the Reserve Account representing net investment earnings) is less than the Specified Reserve Balance, then the Indenture Trustee shall, after payment of any amounts required to be distributed pursuant to clauses (i) through (xiv) of Section 8.3(a) of the Indenture, deposit in the Reserve Account the Reserve Account Required Amount pursuant to Section 8.3(a)(xv) of the Indenture, and (ii) if the amount on deposit in the Reserve Account, after giving effect to all other deposits thereto and withdrawals therefrom to be made on such Payment Date is greater than the Specified Reserve Balance, in which case the Indenture Trustee shall distribute the amount of such excess as part of Available Funds on such Payment Date.

(c) On each Payment Date, the Servicer shall instruct the Indenture Trustee to withdraw the Reserve Account Withdrawal Amount from the Reserve Account and deposit such amounts in the Indenture Collections Account to be included as Total Available Funds for that Payment Date.

SECTION 2.15. Liability of Successor Servicer. No Successor Servicer will have any responsibility and will not be in default hereunder or incur any liability for any failure, error, malfunction or any delay in carrying out any of their duties under this Supplement if such failure or delay results from such Successor Servicer acting in accordance with information prepared or supplied by any Person other than the Successor Servicer or the failure of any such other Person to prepare or provide such information. No Successor Servicer will have any responsibility for and will not be in default and will incur no liability for, (a) any act or failure to act of any third party, including the Servicer, (b) any inaccuracy or omission in a notice or communication received by such Successor Servicer from any third party, (c) the invalidity or unenforceability of any 20    -     Lease Agreement under applicable law, (d) the breach or inaccuracy of any representation or warranty made with respect to any 20    -     Lease Agreement or 20    -     Leased Vehicle, or (e) the acts or omissions of any successor to it as Successor Servicer.

SECTION 2.16. Merger or Consolidation of, or Assumption of Obligations of the Servicer. Notwithstanding the provisions of Section 5.3 of the Basic Servicing Agreement, GM Financial shall not merge or consolidate with any other Person, convey, transfer or lease substantially all its assets as an entirety to another Person, or permit any other Person to become the successor to GM Financial’s business unless, after the merger, consolidation, conveyance, transfer, lease or succession, the successor or surviving entity shall be capable of fulfilling the duties of GM Financial contained in this Agreement. Any corporation (a) into which GM Financial may be merged or consolidated, (b) resulting from any merger or consolidation to which GM Financial shall be a party, (c) which acquires by conveyance, transfer, or lease substantially all of the assets of GM Financial, or (d) succeeding to the business of GM Financial, in any of the foregoing cases shall execute an agreement of assumption to perform every obligation of GM Financial under this Agreement and, whether or not such assumption agreement is executed, shall be the successor to GM Financial under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, anything in this Agreement to the contrary notwithstanding; provided, however, that nothing contained herein shall be deemed to release GM Financial from any obligation. GM Financial shall provide notice of any merger, consolidation or succession pursuant to this Section to the Owner Trustee, the Indenture Trustee and the Noteholders. Notwithstanding the foregoing, GM Financial shall not merge or consolidate with any other Person or permit any other Person to become a successor to GM Financial’s business, unless (x) immediately after giving effect to such transaction, no representation or warranty made pursuant to Section 2.12 shall have been breached (for purposes hereof, such representations and warranties shall speak as of the date of the consummation of such transaction), (y) GM Financial shall have delivered to the Owner Trustee, the Indenture Trustee and the Noteholders an Officer’s Certificate and an Opinion of Counsel each stating that such consolidation, merger or succession and such agreement of assumption comply with this Section and that all conditions precedent, if any, provided for in this Agreement relating to such transaction have been complied with, and (z) GM Financial shall have delivered to the Owner Trustee, the Collateral Agent and the Indenture Trustee an Opinion of Counsel stating, in the opinion of such counsel, either that (i) all financing statements and continuation statements and amendments thereto have been executed and filed that are necessary to preserve and protect the interest of the Trust in the 20    -     Exchange Note and the Other Conveyed Property (and reciting the details of the filings), or (ii) no such action shall be necessary to preserve and protect such interest.

SECTION 2.17. Resignation of the Servicer. Notwithstanding Section 5.4 of the Basic Servicing Agreement, the Servicer shall not resign as Servicer under the 20    -     Servicing Agreement except if it is prohibited by law from performing its obligations in respect of the 20    -     Exchange Note Assets under the Basic Servicing Agreement or hereunder and delivers to the Trustee, the Indenture Trustee and the Noteholders an Opinion of Counsel to such effect concurrently with the delivery of any notice of resignation pursuant to Section 5.4 of the Basic Servicing Agreement.

SECTION 2.18. Separate Existence. The Servicer shall take all reasonable steps to maintain the Titling Trust’s, the Settlor’s, the Depositor’s and the Issuer’s identities as separate legal entities, and shall make it manifest to third parties that each of the Titling Trust, the Settlor, the Depositor and the Issuer is an entity with assets and liabilities distinct from those of the Servicer and not a division of the Servicer. All transactions and dealings between the Servicer, on the one hand, and the Settlor, the Titling Trust, the Depositor and the Issuer, on the other hand, will be conducted on an arm’s-length basis. The Servicer shall take all other actions necessary on its part to ensure that the Depositor complies with Section 2.5(d) of the Exchange Note Certificate Transfer Agreement and, to the extent within its control, take all action necessary to ensure that the Issuer complies with Section 3.16 of the Indenture. The Servicer shall take all action necessary to ensure that the Titling Trust shall not take any of the following actions:

(a) engage in any business other than that contemplated by the Titling Trust Agreement or enter into any transaction or indenture, mortgage, instrument, agreement, contract, lease or other undertaking which is not directly or indirectly related to the transactions contemplated by the Titling Trust Documents; and

(b) issue, incur, assume, guarantee or otherwise become liable, directly or indirectly, for any obligations, liabilities or responsibilities other than as set forth in the Titling Trust Documents.

SECTION 2.19. Like Kind Exchange Program; Pull Ahead Program.

(a) Notwithstanding the provisions of the Basic Servicing Agreement, a 20    -     Leased Vehicle may be reallocated from the 20    -     Designated Pool to the Lending Facility Pool in connection with a Like Kind Exchange if the full Base Residual Value of the related 20    -     Leased Vehicle is deposited to the 20    -     Exchange Note Collections Account by no later than the second (2nd) Business Day following the date of such reallocation; provided, that if the Net Liquidation Proceeds with respect to such 20    -     Leased Vehicle are determined prior to the deposit of such Base Residual Value to the 20    -     Exchange Note Collections Account, then such Net Liquidation Proceeds may instead be deposited to the 20    -     Exchange Note Collections Account in full satisfaction of this Section 2.19(a). If the Servicer has deposited the full Base Residual Value of a 20    -     Leased Vehicle to the 20        -     Exchange Note Collections Account in connection with a Like Kind Exchange and (i) the related Net Liquidation Proceeds are determined thereafter to be less than such Base Residual Value, then the Servicer shall be permitted to withdraw the excess of the related Base Residual Value so deposited over the related Net Liquidation Proceeds from the 20    -     Exchange Note Collections Account for its own account, and (ii) the related Net Liquidation Proceeds are determined thereafter to be greater than such Base Residual Value, then the Servicer shall be obligated to deposit the excess of the related Net Liquidation Proceeds over the Base Residual Value to the 20    -     Exchange Note Collections Account from its own funds by no later than the second (2nd) Business Day following the date on which such Net Liquidation Proceeds are determined.

(b) Notwithstanding the provisions of the Basic Servicing Agreement, a 20    -     Lease Agreement may be a Pull Ahead Lease Agreement pursuant to a Pull Ahead Program if all amounts due and payable under the related 20    -     Lease Agreement (other than (i) Excess Mileage/Wear and Tear Fees, which shall be charged to such Lessee to the extent applicable in accordance with the terms of such 20    -     Lease Agreement and the Servicer’s Customary Servicing Practices, and (ii) Monthly Payments that are waived in connection with such Lessee’s participation in the Pull Ahead Program and in connection with which a Pull Ahead Payment is received by the Titling Trust or by the Servicer on its behalf and allocated to the 20    -     Exchange Note Collections Account) are deposited to the 20    -     Exchange Note Collections Account by no later than the second (2nd) Business Day following the date that such 20    -     Lease Agreement would terminate pursuant to the Pull Ahead Program. The Servicer will not be entitled to reimbursement from any 20    -     Designated Pool Collections for any amounts that it deposits to the 20    -     Collections Account from its own funds in connection with any Pull Ahead Lease Agreement.

SECTION 2.20. Dispute Resolution.

(a) If the Owner Trustee, the Indenture Trustee, any Noteholder, the Depositor or the Indenture Trustee on behalf of certain Noteholders in accordance with Section 2.5(b) hereof has requested that the Servicer reallocate any 20    -     Lease Agreement and the related 20    -     Leased Vehicle to the Lending Facility Pool pursuant to Section 2.5(b) hereof due to an alleged breach of a representation and warranty with respect to such 20    -     Lease Agreement and the related 20    -     Leased Vehicle (each, a “Reallocation Request”), and the Reallocation Request has not been resolved within 180 days of the receipt of notice of the Reallocation Request by the Servicer (which resolution may take the form of a reallocation of the

related 20    -     Lease Agreement and the related 20    -     Leased Vehicle to the Lending Facility Pool against payment of the related Repurchase Amount by GM Financial, a withdrawal of the related Reallocation Request by the party that originally requested the reallocation or a cure of the condition that led to the related breach in the manner set forth herein), then any of the party that originally requested the reallocation, any Noteholder or the Indenture Trustee on behalf of certain Noteholders in accordance with the following sentence (any such Person, a “Requesting Party” may refer the matter, in its discretion, to either mediation (including non-binding arbitration) or binding third-party arbitration; provided, that if the Noteholder seeking to refer the matter to mediation or arbitration is not a Noteholder of record, such Noteholder must provide the Servicer and the Indenture Trustee with a written certification stating that it is a beneficial owner of a Note, together with supporting documentation supporting that statement (which may include, but is not limited to, a trade confirmation, an account statement or a letter from a broker or dealer verifying ownership) before the Servicer will be obligated to participate in the related mediation or arbitration . Noteholders representing [five] percent or more of the Outstanding Amount of the [most senior Class of] Notes may direct the Indenture Trustee, by notice in writing, in relation to any matter described in the preceding sentence, to initiate either mediation (including non-binding arbitration) or binding third party arbitration, as directed by such Noteholders, on behalf of such Noteholders and to conduct such mediation or arbitration pursuant to instructions provided by such Noteholders in accordance with the Indenture. The Requesting Party must start the mediation or arbitration proceeding according to the ADR Rules of the ADR Organization within 90 days following the date on which the Form 10-D is filed that relates to the Collection Period during which the related 180-day period ended. The Servicer agrees to participate in the dispute resolution method selected by the Requesting Party.

(b) If the Requesting Party selects mediation for dispute resolution:

(i) The mediation will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for mediation stated in this Section 2.20, the procedures in this Section 2.20 will control.

(ii) A single mediator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The mediator must be impartial, an attorney admitted to practice in the State of New York and have at least [15] years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters.

(iii) The mediation will start within [15] Business Days after the selection of the mediator and conclude within [30] days after the start of the mediation.

(iv) Expenses of the mediation will be allocated to the parties as mutually agreed by them as part of the mediation.

(v) If the parties fail to agree at the completion of the mediation, the Requesting Party may refer the Reallocation Request to arbitration under this Section 3.13 or may initiate litigation regarding such Reallocation Request.

(c) If the Requesting Party selects arbitration for dispute resolution:

(i) The arbitration will be administered by the ADR Organization using its ADR Rules. However, if any ADR Rules are inconsistent with the procedures for arbitration stated in this Section 2.20, the procedures in this Section 2.20 will control.

(ii) A single arbitrator will be selected by the ADR Organization from a list of neutrals maintained by it according to the ADR Rules. The arbitrator must be an attorney admitted to practice in the State of New York and have at least [15] years of experience in commercial litigation and, if possible, consumer finance or asset-backed securitization matters. The arbitrator will be independent and impartial and will comply with the Code of Ethics for Arbitrators in Commercial Disputes in effect at the time of the arbitration. Before accepting an appointment, the arbitrator must promptly disclose any circumstances likely to create a reasonable inference of bias or conflict of interest or likely to preclude completion of the proceedings within the stated time schedule. The arbitrator may be removed by the ADR Organization for cause consisting of actual bias, conflict of interest or other serious potential for conflict.

(iii) The arbitrator will have the authority to schedule, hear and determine any motions, according to New York law, and will do so at the motion of any party. Discovery will be completed with [30] days of selection of the arbitrator and will be limited for each party to [two] witness depositions not to exceed five hours, [two] interrogatories, [one] document request and [one] request for admissions. However, the arbitrator may grant additional discovery on a showing of good cause that the additional discovery is reasonable and necessary. Briefs will be limited to no more than [ten] pages each, and will be limited to initial statements of the case, motions and a pre-hearing brief. The evidentiary hearing on the merits will start no later than [60] days after selection of the arbitrator and will proceed for no more than [six] consecutive Business Days with equal time allocated to each party for the presentation of evidence and cross examination. The arbitrator may allow additional time for discovery and hearings on a showing of good cause or due to unavoidable delays.

(iv) The arbitrator will make its final determination no later than [90] days after its selection. The arbitrator will resolve the dispute according to the terms of this Agreement and the other Basic Documents, and may not modify or change this Agreement or the other Basic Documents in any way. The arbitrator will not have the power to award punitive damages or consequential damages in any arbitration conducted by them. In its final determination, the arbitrator will determine and award the expenses of the arbitration (including filing fees, the fees of the arbitrator, expense of any record or transcript of the arbitration and administrative fees) to the parties in its reasonable discretion. The determination of the arbitrator will be in writing and counterpart copies will be promptly delivered to the parties. The determination will be final and non-appealable, except for actions to confirm or vacate the determination permitted under federal or State law, and may be entered and enforced in any court of competent jurisdiction.

(v) By selecting arbitration, the Requesting Party is giving up the right to sue in court, including the right to a trial by jury.

(vi) The Requesting Party may not bring a putative or certificated class action to arbitration. If this waiver of class action rights is found to be unenforceable for any reason, the Requesting Party agrees that it will bring its claims in a court of competent jurisdiction.

(d) For each mediation or arbitration:

(i) Any mediation or arbitration will be held in New York, New York at the offices of the mediator or arbitrator or at another location selected by the Servicer. Any party or witness may participate by teleconference or video conference.

(ii) The Servicer and the Requesting Party will have the right to seek provisional relief from a competent court of law, including a temporary restraining order, preliminary injunction or attachment order, if such relief is available by law.

(iii) The Servicer will not be required to produce personally identifiable customer information for purposes of any mediation or arbitration. The existence and details of any unresolved Reallocation Request, any informal meetings, mediations or arbitration proceedings, the nature and amount of any relief sought or granted, any offers or statements made and any discovery taken in the proceeding will be confidential, privileged and inadmissible for any purpose in any other mediation, arbitration, litigation or other proceeding. The parties will keep this information confidential and will not disclose or discuss it with any third party (other than a party’s attorneys, experts, accountants and other advisors, as reasonably required in connection with the mediation or arbitration proceeding under this Section 2.6), except as required by law, regulatory requirement or court order. If a party to a mediation or arbitration proceeding receives a subpoena or other request for information from a third party (other than a governmental regulatory body) for confidential information of the other party to the mediation or arbitration proceeding, the recipient will promptly notify the other party and will provide the other party with the opportunity to object to the production of its confidential information.

ARTICLE III

MISCELLANEOUS

SECTION 3.1. Termination of 20    -     Servicing Supplement. This 20    -     Servicing Supplement (and, accordingly, the Basic Servicing Agreement insofar as it relates to the 20    -     Exchange Note) will be terminated in the event that the Basic Servicing Agreement is terminated in accordance therewith and may also be terminated at the option of the Servicer or the Titling Trust at any time following the payment in full of the 20    -     Exchange Note.

SECTION 3.2. Amendment.

(a) This 20    -     Servicing Supplement (and, accordingly, the Basic Servicing Agreement, insofar as it relates to the 20    -     Exchange Note) may be amended by the parties hereto with the consent of the Majority Noteholders [and with the written consent of the Swap Provider (unless such amendment could not reasonably be expected to have a material adverse effect on the Swap Provider)]; provided, that to the extent that any such amendment materially affects any Other Exchange Note, such amendment shall require the consent of the Certificateholders thereof affected thereby.

(b) The parties hereto acknowledge and agree that the right of the Indenture Trustee to consent to any amendment of this 20    -     Servicing Supplement is subject to the terms and provisions of Section 3.7(g) of the Indenture and that any consent provided by the Indenture Trustee in violation of such terms and provisions shall be of no force or effect hereunder.

SECTION 3.3. GOVERNING LAW. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO OTHERWISE APPLICABLE PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

SECTION 3.4. Relationship of 20    -     Servicing Supplement to Other Trust Documents. Unless the context otherwise requires, this 20    -     Servicing Supplement and the other Trust Documents shall be interpreted so as to give full effect to all provisions hereof and thereof. In the event of any actual conflict between the provisions of this 20    -     Servicing Supplement and the Basic Servicing Agreement, with respect to the servicing of any 20    -     Exchange Note Assets, the provisions of this 20    -     Servicing Supplement shall prevail. This 20    -     Servicing Supplement shall supplement the Basic Servicing Agreement as it relates to the 20    -     Exchange Note and the 20    -     Designated Pool and not to any other Exchange Note or Designated Pool or the Lending Facility Pool.

SECTION 3.5. [Reserved].

SECTION 3.6. Notices. For purposes of the 20    -     Servicing Agreement, all demands, notices, directions, requests and communications hereunder shall be in writing and shall be delivered or mailed by registered or certified first-class United States mail, postage prepaid, hand delivery, prepaid courier service, or facsimile transmission, and addressed in each case as follows: (a) if to the Servicer, GM Financial, 801 Cherry Street, Suite 3500, Fort Worth, Texas, 76102, Attention: Chief Financial Officer, and (b) if to the Indenture Trustee,                     . Notices to the other parties to this 20    -     Servicing Supplement shall be delivered as provided in Section 6.5 of the Basic Servicing Agreement.

SECTION 3.7. Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this 20    -     Servicing Supplement or the 20    -     Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this 20    -     Servicing Supplement or the 20    -     Servicing Agreement, as applicable, and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions and terms of this 20    -     Servicing Supplement or the 20    -     Servicing Agreement.

SECTION 3.8. Binding Effect. The provisions of this 20    -     Servicing Supplement and the 20    -     Servicing Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

SECTION 3.9. Table of Contents and Headings. The Table of Contents and Article and Section headings herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

SECTION 3.10. Counterparts. This 20    -     Servicing Supplement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

SECTION 3.11. Further Assurances. Each party shall take such acts, and execute and deliver to any other party such additional documents or instruments as may be reasonably requested in order to effect the purposes of this 20    -     Servicing Supplement and the 20    -     Servicing Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

SECTION 3.12. Third-Party Beneficiaries. The Issuer, the Depositor and each Noteholder shall be third-party beneficiaries of the 20    -     Servicing Agreement. Except as otherwise provided in the 20    -     Servicing Agreement, no other Person shall have any rights hereunder.

SECTION 3.13. No Petition. Each of the parties hereto, in addition to the provisions of Section 6.13 of the Basic Servicing Agreement, covenants and agrees that prior to the date that is one (1) year and one (1) day after the date on which all Notes have been paid in full, it will not institute against, or join any other person in instituting against the Titling Trust or the Settlor, any bankruptcy, reorganization, arrangement, insolvency or liquidation Proceeding or other Proceeding under any Insolvency Law.

SECTION 3.14. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this 20    -     Servicing Supplement is executed and delivered by [Owner Trustee], not individually or personally but solely as owner trustee of the Titling Trust and the Settlor, in the exercise of the powers and authority conferred and vested in it under the Titling Trust Agreement and Settlor Trust Agreement, as applicable, (b) each of the representations, undertakings and agreements herein made on the part of the Titling Trust and the Settlor is made and intended not as personal representations, undertakings and agreements by [Owner Trustee] but is made and intended for the purpose for binding only the Titling Trust and the Settlor, (c) nothing herein contained shall be construed as creating any liability on [Owner Trustee], individually or personally, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and any Person claiming by, through or under the parties hereto, (d) [Owner Trustee] has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Agreement, and (e) under no circumstances shall [Owner Trustee] be personally liable for the payment of any indebtedness or expenses of the Titling Trust and the Settlor or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Titling Trust and the Settlor under this 20    -     Servicing Supplement or the other related documents.

SECTION 3.15. Preparation of Securities and Exchange Commission Filings.

The Servicer will file or will cause to be filed, on behalf of the Issuer and the Depositor, any documents, forms or other items required to be filed by the Issuer or the Depositor pursuant to the rules and regulations set by the Commission and relating to the Notes or the Program Documents

SECTION 3.16. Review Reports.

Upon the request of any Noteholder to the Servicer for a copy of any Review Report (as defined in the 20    -     Asset Representations Review Agreement), the Servicer shall promptly provide a copy of such Review Report to such Noteholder; provided, that if the requesting Noteholder is not a Noteholder of record, such Noteholder must provide the Servicer with a written certification stating that it is a beneficial owner of a Note, together with supporting documentation supporting that statement (which may include, but is not limited to, a trade confirmation, an account statement or a letter from a broker or dealer verifying ownership) before the Servicer delivers such Review Report to such Noteholder; provided, further, that such Review Report contains personally identifiable information regarding Lessees, then the Servicer may condition its delivery of that portion of the Review Report to the requesting Noteholder on such Noteholder’s delivery to the Servicer of an agreement acknowledging that such Noteholder may use such information only for the limited purpose of assessing the nature of the related breaches of representations and warranties and may not use that information for any other purpose.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this 20    -     Servicing Supplement to be duly executed by their respective officers duly authorized as of the day and year first above written.

ACAR LEASING LTD.,

By:	[OWNER TRUSTEE], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

AMERICREDIT FINANCIAL SERVICES, INC. d/b/a GM Financial, as Servicer

By:
Name:
Title:

APGO TRUST, as Settlor

By:	[OWNER TRUSTEE], not in its individual capacity but solely as Owner Trustee

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, not in its individual capacity but solely as Collateral Agent

By:
Name:
Title:

[Signature Page to the 20    -     Servicing Supplement]

[INDENTURE TRUSTEE], not in its individual capacity but solely as Indenture Trustee

By:
Name:
Title:

[Signature Page to the 20    -     Servicing Supplement]

EXHIBIT A

FORM OF SERVICER REPORT

A-1